Exhibit 99.1

NEWS RELEASE

KOSMOS ENERGY ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR SECURED NOTES DUE 2021

DALLAS, Texas, July 25, 2014 — Kosmos Energy Ltd. (“Kosmos”) (NYSE: KOS) announced today the pricing of its previously announced private offering to eligible purchasers of $300 million aggregate principal amount of its 7.875% senior secured notes due 2021. The net proceeds from the offering, after deducting discounts, commissions and other expenses, are expected to be approximately $292.5 million.  The offering is expected to close on August 1, 2014, subject to customary closing conditions. Kosmos intends to use the net proceeds from this offering to repay a portion of the outstanding indebtedness under its commercial debt facility and for general corporate purposes.

The securities offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered, the securities may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws. The senior secured notes and the related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act.

This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Kosmos Energy

Kosmos Energy is a leading independent oil and gas exploration and production company focused on frontier and emerging areas along the Atlantic Margin.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future are forward-looking statements. Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos.

When used in this press release, the words “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:

Investor Relations

Jon Cappon

+1.214.445.9669

jcappon@kosmosenergy.com

Media Relations

Thomas Golembeski

+1.214.445.9674

tgolembeski@kosmosenergy.com